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                                                                   EXHIBIT 10.14

                          LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered into as of May 29, 1998, by and between Celeritek, Inc. ("Borrower") whose address is 3236 Scott Boulevard, Santa Clara, CA 95054, and Silicon Valley Bank ("Bank") whose address is 3003 Tasman Drive, Santa Clara, CA 95054.

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, an Amended and Restated Loan and Security Agreement, dated September 23, 1997, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Revolving Line in the original principal amount of Four Million and 00/100 Dollars ($4,000,000.00) and a Committed Equipment Line in the original principal amount of One Million and 00/100 Dollars ($1,000,000.00). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement. The total outstanding Equipment Advances under the Committed Equipment Line as of this date is $944,444.44.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents." Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS

     A.   Modification(s) to Loan Agreement

          1. The first sentence of sub-section (a) of section 2.1.2 entitled "Equipment Advances" is hereby amended in its entirety to read as follows:

               Through May 29, 1999 (the "Equipment Availability End Date"), Bank will make advances ("Equipment Advance" and, collectively, "Equipment Advances") not exceeding the Committed Equipment Line.

          2. Sub-section (b) of Section 2.1.2 entitled "Equipment Advances" is hereby amended in its entirety to read as follows:

               Interest accrues from the date of each Equipment Advance at the rate in Section 2.2(a) and is payable monthly until the Equipment Availability End Date occurs. Equipment Advances outstanding on November 29, 1998, are payable in 36 equal monthly installments of principal, plus accrued interest, beginning December 29, 1998 and all subsequent payments of principal plus interest are due on the same day of each month after that. Additionally, Equipment Advances outstanding on the Equipment Availability End Date are payable in 36 equal monthly installments of principal plus accrued interest, beginning on the twenty-ninth day of the month following the Equipment Availability End Date. The final payment for all Equipment Advances will be due on May 29, 2002 (the "Equipment Loan Maturity Date"). Equipment Advances when repaid may not be reborrowed.



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            3.    Any and all references to Section 2.1.2 entitled "Letter of
                  Credit" shall herein after mean Section 2.1.3.

            4. Sub-section (iv) of Section 6.7 entitled "Financial Covenants" is hereby amended to read as follows:

                  DEBT SERVICE COVERAGE. Maintain a ratio of at least 1.50 to
                  1.00 on a quarterly basis.

            5. The defined term "Committed Equipment Line" is hereby amended to mean a credit extension of up to $1,944,444.44.

            6. The defined term "Debt Service Coverage" is hereby amended to read as follows:

                  Net income plus depreciation, amortization and interest expense, less unfunded capital expenditures, divided by interest expense and scheduled principal payments, all calculated on a quarterly basis.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.

6. PAYMENT OF LOAN FEE. Borrower shall pay to Bank a fee in the amount of Two Thousand Five Hundred and 00/100 Dollars ($2,500.00) (the "Loan Fee"), plus all out-of-pocket expenses.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITION. The effectiveness of this Loan Modification Agreement is conditioned upon payment of the Loan Fee.

      This Loan Modification Agreement is executed as of the date first written above.


BORROWER:                                 BANK:

CELERITEK, INC.                           SILICON VALLEY BANK


By:     /s/ Margaret Smith                By:      /s/ Peter Kidder
   --------------------------------          --------------------------------

Name:       Margaret Smith                Name:        Peter Kidder
     ------------------------------            ------------------------------

Title:           CFO                      Title:           SVP
      -----------------------------             -----------------------------



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